Exhibit 99.2

Exhibit 99.2 Penn National Gaming to Temporarily Suspend Operations at Its Casinos in Pennsylvania March 16, 2020 WYOMISSING, Pa.--(BUSINESS WIRE)--Penn National Gaming, Inc. (NASDAQ: PENN) (“Penn National” or the “Company”) announced today that Hollywood Casino at Penn National Race Course and The Meadows Casino Racetrack Hotel have received notification from the Pennsylvania Gaming Control Board (“PGCB”) to temporarily suspend operations beginning at 6:00 a.m. on Tuesday, March 17, 2020 as a precautionary measure against the ongoing spread of COVID-19. The PGCB will be continuing to work with the state’s licensed casinos, as well as local, state and federal health authorities to determine safe protocols for when operations may resume. “The health and well-being of our guests and team members will always be our paramount concern,” said Jay Snowden, President and CEO of Penn National Gaming. “Since the coronavirus threat began, we have implemented stringent CDC-recommended protocols throughout our enterprise, including increased daily cleaning regimens, maximizing air circulation, cancelling or postponing all live events, and we’re in the process of reducing the number of chairs at our dining facilities, table games and poker rooms, as well as the number of slot machines in play at any one time, to increase social distancing, among other initiatives. “As for our nearly 2,100 team members in Pennsylvania who will be impacted by this temporary closure, we plan to continue to pay their wages and benefits through the end of March. In addition, we’ll be donating perishable food items to the Central Pennsylvania Food Bank, Washington County Food Bank, and other local organizations. “This is a challenging time for all of us, and we are very appreciative of the overwhelming support and understanding from our guests and team members. We look forward to reopening our doors just as soon as possible. In the meantime, we will be taking the opportunity to continue our deep cleaning efforts and preparing our casino to welcome our loyal customers back,” concluded Mr. Snowden. About Penn National Gaming Penn National Gaming owns, operates or has ownership interests in 41 gaming and racing properties in 19 jurisdictions and video gaming terminal operations with a focus on slot machine entertainment. We also offer live sports betting at our properties in Indiana, Iowa, Mississippi, Pennsylvania and West Virginia. In total, Penn National’s properties feature approximately 50,000 gaming machines, 1,300 table games and 8,800 hotel rooms. In addition, the Company operates an interactive gaming division through its subsidiary, Penn Interactive Ventures, LLC, which recently launched iGaming in Pennsylvania and, through strategic partnerships, operates online sports betting in Indiana, Pennsylvania and West Virginia. The Company also has a leading customer loyalty program, mychoice, with over five million active customers. Forward-looking Statements All statements included in this press release, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding COVID-19, the length of time Penn National’s casinos in Pennsylvania will be required to remain closed and the impact of these or other potential closures on Penn National and its stakeholders are subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, Penn National cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the SEC, including, but not limited to, its Annual Report on Form 10-K and its Current Reports on Form 8-K. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur. View source version on businesswire.com: https://www.businesswire.com/news/home/20200316005725/en/ Eric Schippers Senior Vice President, Public Affairs & Government Relations 610-373-2400 Source: Penn National Gaming, Inc.